Exhibit 99.1

EyePoint Pharmaceuticals Announces Chief Executive Officer Transition

–
Jay S. Duker, M.D., Previously President and Chief Operating Officer, Appointed President and Chief Executive Officer –

–
Nancy S. Lurker Transitions to Executive Vice Chair of the Board of Directors Pursuant to Long Term Succession Plan

WATERTOWN, Mass., July 10, 2023 (GLOBE NEWSWIRE) – EyePoint Pharmaceuticals, Inc. (NASDAQ: EYPT), a company committed to developing and commercializing therapeutics to improve the lives of patients with serious eye disorders, today announced the appointment of Jay S. Duker, M.D. as Chief Executive Officer (CEO). Dr. Duker has transitioned from his most recent role as Chief Operating Officer (COO) and President. Dr. Duker has also been appointed to the Board of Directors of the Company, effective today. Nancy S. Lurker has transitioned to the role of Executive Vice Chair of the Board of Directors from the position of CEO.

“Serving as CEO of EyePoint Pharmaceuticals these past seven years has been an exciting journey, and I am immensely proud of what our team has accomplished to create a brighter future for patients at risk of losing their sight. It has been a privilege to lead the growth of EyePoint into a best-in-class leader in sustained ocular drug delivery, advancing first-in-class therapeutics,” said Nancy Lurker, Executive Vice-Chair of EyePoint Pharmaceuticals. “We have accomplished a tremendous amount of value enhancing catalysts over the last several years including the advancement of EYPT-1901 into two oversubscribed Phase 2 trials, revenue growth for YUTIQ culminating in a successful sale of commercial rights to YUTIQ, and the significant strengthening of our balance sheet. With the transformation of EyePoint into a pure play drug development company, a compelling clinical pipeline, and recent financial and clinical achievements that put EyePoint in a position of strength, this is the right time to move into a new role. I have never been more excited about our potential and am deeply confident in the Company’s future under Jay’s leadership.”

Ms. Lurker continued, “Jay has been a tremendous partner and instrumental leader in his role as COO, helping to strengthen our organization as we progressed our pipeline of exciting and innovative ocular products, including reporting positive data for our Phase 1 DAVIO trial in wet AMD and the initiation of two Phase 2 trials for EYP-1901, our Phase 2 DAVIO2 trial in wet AMD and PAVIA trial in NPDR. I look forward to working with him as I continue my commitment to EyePoint as Executive Vice-Chair of the Board.”

“Jay is a world-renowned retinal specialist with a successful track record of founding ophthalmology companies. His clear vision and demonstrated ability to lead and execute, along with his clinical and retinal disease expertise make him uniquely qualified to continue to drive EyePoint’s growth as a leader in sustained ocular drug delivery. Jay’s background and deep knowledge of EyePoint, having served the Company in various roles for the past seven years, coupled with EyePoint’s sharpened focus on advancing our expanding retina pipeline, make him the ideal fit to assume the CEO position, and reflects the realization of EyePoint’s long-term CEO succession plan,” said Dr. Göran Ando, M.D., Chair of the Board of EyePoint Pharmaceuticals. “On behalf of EyePoint’s Board, we would like to thank Nancy for her outstanding leadership, under which the company achieved significant successes and is now well-positioned for continued growth and continuing to build value for our shareholders. Under her tenure, EyePoint saw the successful US commercial launch of YUTIQ®, the pre-clinical, Phase 1 and ongoing Phase 2 clinical development of EYP-1901, the sale of YUTIQ, and a significantly strengthened balance sheet with over $250M raised along with $82.5M from the sale of YUTIQ. We look forward to her continued guidance and support of the Company in her new role as Executive Vice-Chair.”

“I am honored to become Chief Executive Officer of EyePoint at this exciting juncture as we advance our potentially game-changing treatment options for a variety of eye diseases and focus on expanding our pipeline by leveraging the sustained delivery capability of our Durasert E™ technology. As a physician whose career has been dedicated to improving outcomes in retinal disease, I am incredibly passionate about EyePoint’s mission of bringing innovative therapies to patients at risk of losing their sight,” said Jay S. Duker, M.D., President and Chief Executive Officer of EyePoint Pharmaceuticals. “I look forward to continuing to work with our top tier executive team and world-class board of directors to build on our recent achievements. With our strong balance sheet, the anticipated readouts of our two Phase Two trials of EYPT-1901 in wet AMD and NPDR during the next nine months and the planned initiation of a third Phase 2 trial in DME in the first quarter of 2024, EyePoint is well-positioned to grow as a leader in sustained ocular drug delivery and bring first-in-class therapeutics to patients.”

Dr. Duker served as an independent member of EyePoint’s Board of Directors from 2016 to 2020. He joined EyePoint as Chief Strategic Scientific Officer on a part-time basis in 2020 then transitioned to full time Chief Operating Officer (COO) in November of 2021. In his role as COO, Dr. Duker was responsible for overseeing all clinical development, research, product development and manufacturing. Dr. Duker has extensive experience with wide-ranging roles in clinical, research, business, start-ups, and academic settings. In addition to his earlier roles at EyePoint, Dr. Duker was the Director of the New England Eye Center and Chair of Ophthalmology at Tufts Medical Center and the Tufts University School of Medicine. Dr. Duker has co-founded three start-ups, including Hemera Biosciences, a gene therapy company that developed an anti-complement treatment for dry macular degeneration, which was acquired by Janssen in 2020. In addition, Dr. Duker was the Chair of the Board of Sesen Bio, a publicly traded clinical stage biopharmaceutical company. He has published more than 300 journal articles related to ophthalmology and is co-author of Yanoff and Duker’s Ophthalmology, a best-selling ophthalmic textbook. Dr. Duker received an A.B. from Harvard University and an M.D. from the Jefferson Medical College of Thomas Jefferson University.

About EyePoint Pharmaceuticals

EyePoint Pharmaceuticals (Nasdaq: EYPT) is a company committed to developing and commercializing therapeutics to help improve the lives of patients with serious eye disorders. The Company's pipeline leverages its proprietary bioerodible Durasert E™ technology for sustained intraocular drug delivery including EYP-1901, an investigational sustained delivery intravitreal anti-VEGF treatment currently in Phase 2 clinical trials. The proven Durasert® drug delivery platform has been safely administered to thousands of patients' eyes across four U.S. FDA approved products. EyePoint Pharmaceuticals is headquartered in Watertown, Massachusetts. For more information visit www.eyepointpharma.com.

EYEPOINT SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: To the extent any statements made in this press release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995.

Such statements include, but are not limited to, statements regarding the sufficiency of our existing cash resources into 2025; our plans and any other statements about future expectations, prospects, estimates and other matters that are dependent upon future events or developments, including statements containing the words “will,” “potential,” “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “anticipates,” “estimates,” “may,” other words of similar meaning or the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause EyePoint’s actual results to be materially different than those expressed in or implied by EyePoint’s forward-looking statements. For EyePoint, this includes uncertainties regarding our ability to realize the anticipated benefits of the 2023 sale of YUTIQ® to Alimera Sciences including our potential to receive additional payments from Alimera pursuant to the our agreements with Alimera; our ability to manufacture YUTIQ in sufficient quantities pursuant to our commercial supply agreements with Alimera and Ocumension Therapeutics; the timing and clinical development of our product candidates, including EYP-1901; the potential for EYP-1901 as a novel sustained delivery treatment for serious eye diseases, including wet age-related macular degeneration, non-proliferative diabetic retinopathy and diabetic macular edema; the effectiveness and timeliness of clinical trials, and the usefulness of the data; the timeliness of regulatory approvals; the success of current and future license agreements, including our agreements with Alimera, Ocumension, Equinox Science and Betta Pharmaceuticals; termination or breach of current and future license agreements; our dependence on contract research organizations, co-promotion partners, and other outside vendors and service providers; effects of competition; market acceptance of our products, including our out-licensed products; product liability; industry consolidation; compliance with environmental laws; risks and costs of international business operations; volatility of stock price; possible dilution; the impact of instability in general business and economic conditions, including changes in inflation, interest rates and the labor market; the extent to which COVID-19 impacts our business and the medical community; protection of our intellectual property and avoiding intellectual property infringement; retention of key personnel; manufacturing risks; the sufficiency of the Company’s cash resources and need for additional financing; and other factors described in our filings with the Securities and Exchange Commission. We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated, or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated, or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements. Our forward-looking statements speak only as of the dates on which they are made. EyePoint undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investors:

Christina Tartaglia

Stern IR

Direct: 212-698-8700

christina.tartaglia@sternir.com

Media Contact:

Amy Phillips

Green Room Communications

Direct: 412-327-9499

aphillips@greenroompr.com